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Citi Trends, Inc.
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Citi Trends, Inc. Issues Statement Regarding Director Nominations

Company Held Discussions with Macellum and Offered to Work Together

Constructively and Evaluate the Merits of Adding

Two New Qualified and Mutually Agreed Upon Independent Directors

Savannah, GA. — (March 9, 2017) — Citi Trends, Inc. (“Citi Trends” or the “Company”) (NASDAQ: CTRN), today acknowledged receipt of and provided important context regarding a letter authored by Macellum Advisors GP, LLC (“Macellum”) stating Macellum’s intent to nominate a slate of director candidates to stand for election to the Citi Trends Board of Directors (the “Board”) at the Company’s 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”).

The Board and management team are committed to acting in the best interests of all Company stockholders and welcome their views in order to pursue our common goal of maximizing long-term stockholder value. To that end, members of management met with Mr. Jonathan Duskin, CEO and Portfolio Manager of Macellum Capital Management, LLC, and certain of his colleagues, multiple times over the last few years at several industry conferences to hear their input and suggestions with an open mind.

Macellum first approached Citi Trends regarding Board representation in early February of this year, when it demanded that the Company immediately add two independent directors to the Board and stated a strong preference for Mr. Duskin to be one of those directors. Despite the fact that Macellum had not provided names or biographical information for any director candidates aside from Mr. Duskin at that time, the Board was informed of Mr. Duskin’s position and took his views under consideration.

While the Board determined that changing the Board as Mr. Duskin had proposed was not in the best interest of Citi Trends and its stockholders, in an effort to be constructive, the Company communicated privately with Mr. Duskin that it was willing to consider adding one new, qualified independent director not affiliated with Macellum who would be mutually agreed upon by Mr. Duskin and the Company. This offer was rejected.

Macellum then formally submitted a proposal to nominate Mr. Duskin and three other director candidates to stand for election. The Board, again, in an effort to resolve this matter, communicated that it was prepared to interview and evaluate the nominees, other than Mr. Duskin himself. If the Board determined one or more of the candidates to be both unaffiliated with Macellum and qualified to serve as directors, it would consider adding up to two of them to the Board.

Both parties agreed to proceed with preparing a settlement agreement that reflected the Company’s offer.  Upon receipt of the settlement agreement, Mr. Duskin rejected it and demanded, among other things, that he and one other individual be added to the Board immediately.  In a further attempt to resolve this matter, the Board communicated that it was willing to add to the Board two qualified and mutually agreed upon individuals.  Mr. Duskin also rejected this offer.  While the Company believes its current Board is comprised of highly qualified individuals with compelling backgrounds in retail merchandising, operations and finance, the Board is always willing to consider adding additional qualified individuals who can help drive long term stockholder value for the benefit of all stockholders. Mr. Duskin was unwilling to even consider a normal vetting process and was adamant about adding himself and candidates of his choosing to the Board.

It is disappointing that Mr. Duskin rejected multiple opportunities provided by the Company to resolve this matter constructively and chose instead to pursue a costly contested election process. Regardless, the Board and management team remain committed to creating value for all Citi Trends stockholders, and are confident in the strategy the Company is executing to deliver on this responsibility.

The Board’s recommendation regarding director nominees will be made in the Company’s definitive proxy materials, which will be filed with the Securities and Exchange Commission and mailed to all stockholders eligible to vote at the 2017 Annual Meeting, which is currently scheduled for May 24, 2017. Stockholders are not required to take any action at this time.

About Citi Trends, Inc.

Citi Trends, Inc. is a value-priced retailer of urban fashion apparel and accessories for the entire family. The Company operates 537 stores located in 31 states. Citi Trends’ website address is www.cititrends.com. CTRN-G

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding our future financial results and position, business policy and plans and objectives of management for future operations, are forward-looking statements that are subject to material risks and uncertainties. The words “believe,” “may,” “could,” “plans,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to Citi Trends, are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Actual results or developments may differ materially from those included in the forward-looking statements as a result of various factors which are discussed in Citi Trends filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, growth risks, consumer spending patterns, competition within the industry, competition in our markets and the ability to anticipate and respond to fashion trends. Any forward-looking statements by the Company are intended to speak only as of the date such statements are made. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, Citi Trends does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Important Additional Information

Citi Trends, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Citi Trends stockholders in connection with the matters to be considered at Citi Trends’ 2017 Annual Meeting. Citi Trends intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Citi Trends stockholders. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with Citi Trends’ 2017 Annual Meeting. Information regarding the direct and indirect beneficial ownership of Citi Trends’ directors and executive officers in Citi Trends securities is included in their SEC filings on Forms 3, 4 and 5, and additional information can also be found in Citi Trends’ Annual Report on Form 10-K for the year ended January 30, 2016, filed with the SEC on April 13, 2016 and its Quarterly Reports on Form 10-Q for the first three quarters of the fiscal year ended January 28, 2017 filed on May 31, 2016, August 29, 2016 and December 5, 2016, respectively. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by Citi Trends with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.cititrends.com.

Investor Contact:

Bruce Goldfarb, Chuck Garske and Teresa Huang

Okapi Partners

212-297-0720

Media Contact:

Phil Denning

646-277-1258

phil.denning@icrinc.com

Message to Citi Trends Employees:

Citi Trends Team,

As you may have seen today, one of our stockholders, an activist investor named Macellum Capital Management, issued a public statement announcing its intention to nominate candidates to stand for election to the Board of Directors at the Company’s 2017 Annual General Meeting of Stockholders.

The Board has previously engaged in constructive discussions with this particular stockholder, and remains committed to reviewing/entertaining all ideas designed to enhance stockholder value. Unfortunately, this activist investor has chosen to make public its feelings regarding our Board of Directors and the ongoing performance and strategy of the company, without providing the necessary context regarding the positive momentum we are experiencing.

We want to assure you that while this issue is a distraction, you should consider it to be business as usual at Citi Trends.  Our employees, customers, suppliers, and other stakeholders will see no change in our commitment to them and our business.  We are fortunate to have a passionate and driven team throughout our organization, and it is important that we all stay fully focused on providing our customers with the same on-trend merchandise at the same exceptional value that they have come to expect from us.

If you are contacted by a stockholder or a member of the media, please refer the person to Bruce Smith so he can handle accordingly. It is important that we speak with one voice, and directing all inbound inquiries to a single source will help us to achieve this.

On behalf of the Board and management team, I thank you for your continued support, hard work and dedication. We have a great team, and I could not be more excited for the future of our Company.

Sincerely,

Jason Mazzola, President and Chief Executive Officer

Important Additional Information

Citi Trends, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Citi Trends stockholders in connection with the matters to be considered at Citi Trends’ 2017 Annual Meeting. Citi Trends intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Citi Trends stockholders. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with Citi Trends’ 2017 Annual Meeting. Information regarding the direct and indirect beneficial ownership of Citi Trends’ directors and executive officers in Citi Trends securities is included in their SEC filings on Forms 3, 4 and 5, and additional information can also be found in Citi Trends’ Annual Report on Form 10-K for the year ended January 30, 2016, filed with the SEC on April 13, 2016 and its Quarterly Reports on Form 10-Q for the first three quarters of the fiscal year ended January 28, 2017 filed on May 31, 2016, August 29, 2016 and December 5, 2016, respectively. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by Citi Trends with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.cititrends.com.